Oppenheimer Global Strategic Income Fund
N-SAR Exhibit Item 77Q1

The Restated Investment Advisory Agreement, dated as of November 1, 2013, filed as exhibit 28(d)(i) to Post-Effective amendment No. 46 (filed on 1/27/14) to the Registrant’s Registration Statement, Accession Number 0000728889-14-000088, is hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR.